Exhibit 99.1

PerkinElmer Announces Financial Results for the Fourth Quarter of 2009

WALTHAM, Mass.--(BUSINESS WIRE)--February 4, 2010--PerkinElmer, Inc. (NYSE: PKI)

  Revenue of $498 million, flat with prior year; Organic revenue down 5%
  GAAP EPS from continuing operations of $0.33; Adjusted EPS of $0.43 exceeds guidance
  Company forecasts 2010 organic revenue growth of low to mid single digit

PerkinElmer, Inc. (NYSE: PKI), a global leader focused on improving the health and safety of people and the environment, today reported financial results for the fourth quarter ended January 3, 2010. The Company reported GAAP earnings per share from continuing operations of $0.33 as compared to $0.29 in the fourth quarter of 2008. On a non-GAAP basis, which includes the adjustments noted in the attached reconciliation, the Company announced adjusted earnings per share of $0.43, exceeding the Company’s prior guidance of $0.39-$0.42.

Revenue in the fourth quarter of 2009 was $498.3 million, flat as compared to the same period a year ago. Foreign exchange rates and acquisitions had a favorable impact on fourth quarter revenue of 4% and 1%, respectively. As compared to the fourth quarter of 2008, revenue in the Human Health segment was flat and revenue in the Environmental Health segment decreased by 1%. Organic revenue, which includes the adjustments noted in the attached reconciliation, declined by 5% as compared to the fourth quarter of 2008. As compared to the fourth quarter of 2008, organic revenue in the Human Health and Environmental Health segments declined by 5% and 6%, respectively.

“Our fourth quarter financial performance completes a solid year for PerkinElmer, as we were able to exceed our financial commitments while continuing to invest in a number of growth initiatives despite challenging economic conditions,” said Robert Friel, chairman and chief executive officer of PerkinElmer. “We believe this balanced approach has allowed us to exit 2009 stronger and better positioned strategically.”

GAAP operating profit from continuing operations for the fourth quarter of 2009 was $58.0 million, as compared to $72.1 million for the same period a year ago. On a non-GAAP basis, which includes the adjustments noted in the attached reconciliation, adjusted operating profit was $74.6 million, as compared to $85.8 million in the fourth quarter of 2008.

Operating cash flow from continuing operations was $64.2 million in the fourth quarter of 2009, as compared to $93.4 million in the fourth quarter of 2008, primarily due to the timing of payments for restructuring and compensation expenses. For the full year 2009, operating cash flow from continuing operations was $158.3 million. This compares to operating cash flow from continuing operations of $214.5 million for the full year 2008. On a non-GAAP basis, which includes the adjustments in the attached reconciliation, the adjusted operating cash flow from continuing operations was $198.3 million for the full year of 2009.

Financial Overview by Reporting Segment

Human Health reported revenue of $194.2 million for the fourth quarter of 2009. The segment’s GAAP operating profit was $24.3 million, compared to $26.3 million for the same period a year ago. On a non-GAAP basis, which includes the adjustments noted in the attached reconciliation, the segment’s adjusted operating profit was $36.7 million, as compared to $36.4 million in the fourth quarter of 2008. As a percentage of revenue, the segment’s adjusted operating profit was 18.9%, an increase of approximately 10 basis points as compared to the fourth quarter of 2008.

Environmental Health reported revenue of $304.1 million for the fourth quarter of 2009. The segment’s GAAP operating profit was $40.3 million, compared to $49.7 million for the same period a year ago. On a non-GAAP basis, which includes the adjustments noted in the attached reconciliation, the segment’s adjusted operating profit was $44.5 million, as compared to $53.3 million in the fourth quarter of 2008. As a percentage of revenue, the segment’s adjusted operating profit was 14.6%, a decrease of approximately 280 basis points as compared to the fourth quarter of 2008.

Financial Guidance

For the full year 2010, the Company forecasts a low to mid single digit increase in organic revenue relative to 2009. The Company forecasts GAAP earnings per share from continuing operations in the range of $0.98 to $1.05 and on a non-GAAP basis, which is expected to include the adjustments noted in the attached reconciliation, adjusted earnings per share in the range of $1.35 to $1.42.

Conference Call Information

The Company will discuss its fourth quarter results and its outlook for business trends in a conference call on February 4, 2010 at 5:00 p.m. Eastern Time (ET). To access the call, please dial (617) 213-8894 prior to the scheduled conference call time and provide the access code 91787487. A replay of this conference call will be available beginning at 8:00 p.m. ET, Thursday, February 4, 2010. The replay phone number is (617) 801-6888 and the code number is 10767724.

A live audio webcast of the call will be available on the Investor section of the Company’s Web site, www.perkinelmer.com. Please go to the site at least 15 minutes prior to the call in order to register, download, and install any necessary software. An archived version of the webcast will be posted on the Company’s Web site for a two week period beginning approximately three hours after the call.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons that we use these measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below following our GAAP financial statements.

Factors Affecting Future Performance

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities. Words such as "believes," "intends," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management's current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) markets into which we sell our products decline or do not grow as anticipated; (2) fluctuations in the global economic and political environments; (3) our failure to introduce new products in a timely manner; (4) our ability to execute acquisitions and license technologies, or to successfully integrate acquired businesses and licensed technologies into our existing business or to make them profitable; (5) our failure to adequately protect our intellectual property; (6) the loss of any of our licenses or licensed rights; (7) our ability to compete effectively; (8) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes; (9) significant disruption in third-party package delivery and import/export services or significant increases in prices for those services; (10) disruptions in the supply of raw materials and supplies; (11) the manufacture and sale of products may expose us to product liability claims; (12) our failure to maintain compliance with applicable government regulations; (13) regulatory changes; (14) our failure to comply with healthcare industry regulations; (15) economic, political and other risks associated with foreign operations; (16) our ability to retain key personnel; (17) significant disruption in our information technology systems; (18) restrictions in our credit agreements; (19) our ability to realize the full value of our intangible assets; (20) significant fluctuations in our stock price; (21) reduction or elimination of dividends on our common stock; and (22) other factors which we describe under the caption "Risk Factors" in our most recent quarterly report on Form 10-Q and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About PerkinElmer

PerkinElmer, Inc. is a global leader focused on improving the health and safety of people and the environment. The Company reported revenue of approximately $1.8 billion in 2009, has around 8,500 employees serving customers in more than 150 countries, and is a component of the S&P 500 Index. Additional information is available through www.perkinelmer.com or 1-877-PKI-NYSE.

PerkinElmer, Inc. and Subsidiaries
CONSOLIDATED INCOME STATEMENTS

	Three Months Ended		Year Ended
(In thousands, except per share data)	January 3, 2010	December 28, 2008	January 3, 2010	December 28, 2008

Sales	$498,250	$499,870	$1,812,202	$1,959,991

Cost of sales	282,927	281,524	1,032,408	1,124,921
Research and development expenses	27,638	25,310	107,251	108,943
Selling, general and administrative expenses	129,729	120,951	504,699	524,816
Restructuring and lease charges	-	-	20,231	6,889

Operating income from continuing operations	57,956	72,085	147,613	194,422

Interest income	(258)	(774)	(1,035)	(4,023)
Interest expense	4,192	24,265	17,156	42,700
Gains on dispositions of investments, net	-	-	-	(1,158)
Other (income) expense, net	(837)	5,810	815	8,090

Income from continuing operations before income taxes	54,859	42,784	130,677	148,813

Provision for income taxes	15,821	8,328	37,933	21,040

Net income from continuing operations	39,038	34,456	92,744	127,773

(Loss) income from discontinued operations, net of income taxes	(552)	(811)	(5,049)	633
Gain (loss) on disposition of discontinued operations, net of income taxes	1,460	(2,982)	(2,096)	(1,997)

Net income	$39,946	$30,663	$85,599	$126,409

Diluted earnings (loss) per share:
Continuing operations	$0.33	$0.29	$0.80	$1.08

(Loss) income from discontinued operations, net of income taxes	(0.00)	(0.01)	(0.04)	0.01
Gain (loss) on disposition of discontinued operations, net of income taxes	0.01	(0.03)	(0.02)	(0.02)

Net income	$0.34	$0.26	$0.73	$1.07

Weighted average diluted shares of common stock outstanding	116,900	117,417	116,590	118,687

ABOVE PREPARED IN ACCORDANCE WITH GAAP

Additional Supplemental Information:
(per share, continuing operations)

GAAP diluted EPS from continuing operations	$0.33	$0.29	$0.80	$1.08
Amortization of intangible assets, net of income taxes	0.09	0.08	0.32	0.30
Purchase accounting adjustments, net of income taxes	0.01	0.00	0.03	0.02
Tax expense related to audit settlements	-	-	-	(0.12)
Discontinuance of interest rate contract related to acquisition financing, net of income taxes	-	0.09	-	0.09
Restructuring and lease charges, net of income taxes	-	-	0.12	0.04
Adjusted EPS	$0.43	$0.46	$1.27	$1.41

PerkinElmer, Inc. and Subsidiaries
SALES AND OPERATING PROFIT (LOSS)

		Three Months Ended		Year Ended
(In thousands)		January 3, 2010	December 28, 2008	January 3, 2010	December 28, 2008

Human Health	Sales	$194,186	$193,903	$736,497	$774,602
	OP$ reported	24,296	26,269	79,942	79,123
	OP% reported	12.5%	13.5%	10.9%	10.2%
	Amortization of intangible assets	11,341	9,954	41,305	40,672
	Purchase accounting adjustments	1,102	170	3,152	2,941
	Restructuring and lease charges	-	-	9,185	3,721
	OP$ adjusted	36,739	36,393	133,584	126,457
	OP% adjusted	18.9%	18.8%	18.1%	16.3%

Environmental Health	Sales	304,064	305,967	1,075,705	1,185,389
	OP$ reported	40,254	49,688	98,425	149,263
	OP% reported	13.2%	16.2%	9.1%	12.6%
	Amortization of intangible assets	4,124	3,628	16,170	14,923
	Purchase accounting adjustments	91	-	886	-
	Restructuring and lease charges	-	-	11,046	3,168
	OP$ adjusted	44,469	53,316	126,527	167,354
	OP% adjusted	14.6%	17.4%	11.8%	14.1%

Corporate	OP$ reported	(6,594)	(3,872)	(30,754)	(33,964)

Continuing Operations	Sales	$498,250	$499,870	$1,812,202	$1,959,991
	OP$ reported	57,956	72,085	147,613	194,422
	OP% reported	11.6%	14.4%	8.1%	9.9%
	Amortization of intangible assets	15,465	13,582	57,475	55,595
	Purchase accounting adjustments	1,193	170	4,038	2,941
	Restructuring and lease charges	-	-	20,231	6,889
	OP$ adjusted	$74,614	$85,837	$229,357	$259,847
	OP% adjusted	15.0%	17.2%	12.7%	13.3%

SALES AND REPORTED OPERATING PROFIT PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Twelve Months Ended
	January 3, 2010	December 28, 2008	January 3, 2010	December 28, 2008
(In thousands)

Operating activities:
Net income	$39,946	$30,663	$85,599	$126,409
Add: loss (income) from discontinued operations, net of income taxes	552	811	5,049	(633)
Add: (gain) loss on disposition of discontinued operations, net of income taxes	(1,460)	2,982	2,096	1,997
Net income from continuing operations	39,038	34,456	92,744	127,773
Adjustments to reconcile net income from continuing operations to net cash provided by continuing operations:
Stock-based compensation	4,009	5,636	14,830	19,339
Restructuring and lease charges	-	-	20,231	6,889
Amortization of deferred debt issuance costs	635	808	2,540	2,239
Depreciation and amortization	24,555	21,943	91,843	88,613
Amortization of acquired inventory revaluation	856	-	1,356	-
Gains on dispositions, net	-	-	-	(1,158)
Changes in operating assets and liabilities:
Accounts receivable, net	(17,428)	(5,100)	(28,142)	(11,692)
Inventories, net	10,282	5,487	(5,810)	(10,173)
Accounts payable	(1,068)	6,692	(14,119)	4,817
Accrued expenses and other	3,291	23,451	(17,200)	(12,114)
Net cash provided by operating activities of continuing operations	64,170	93,373	158,273	214,533
Net cash (used in) provided by operating activities of discontinued operations	(1,070)	(2,798)	(9,551)	3,311
Net cash provided by operating activities	63,100	90,575	148,722	217,844

Investing activities:
Capital expenditures	(10,731)	(11,707)	(31,686)	(43,397)
Changes in restricted cash balances	-	50	1,412	384
Payments for business development activity	-	(7)	-	(167)
Proceeds from disposition of investments, net	-	-	-	1,158
Payments for acquisitions and investments, net of cash and cash equivalents acquired	-	(4,397)	(122,690)	(91,649)
Net cash used in investing activities of continuing operations	(10,731)	(16,061)	(152,964)	(133,671)
Net cash used in investing activities of discontinued operations	(4)	(211)	(903)	(2,007)
Net cash used in investing activities	(10,735)	(16,272)	(153,867)	(135,678)

Financing Activities:
Payments on debt	(85,500)	(101,500)	(363,111)	(633,000)
Proceeds from borrowings	67,000	66,500	406,500	476,000
Proceeds from the sale of senior subordinated debt	-	-	-	150,000
Payments of debt issuance costs	-	(28)	(7)	(1,997)
Settlement of cash flow hedges	-	(15,362)	-	(27,064)
Payments on other credit facilities	(37)	(10)	(116)	(521)
Tax benefit (expense) from exercise of common stock options	192	(17)	222	342
Proceeds from issuance of common stock under stock plans	3,982	306	6,244	43,741
Purchases of common stock	-	(18,375)	(14,619)	(75,514)
Dividends paid	(8,173)	(8,267)	(32,701)	(33,072)
Net cash (used in) provided by financing activities	(22,536)	(76,753)	2,412	(101,085)

Effect of exchange rate changes on cash and cash equivalents	(708)	(7,248)	3,330	(5,319)

Net increase (decrease) in cash and cash equivalents	29,121	(9,698)	597	(24,238)
Cash and cash equivalents at beginning of period	150,586	188,808	179,110	203,348
Cash and cash equivalents at end of period	$179,707	$179,110	$179,707	$179,110

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS

(In thousands)	January 3, 2010	December 28, 2008

Current assets:
Cash and cash equivalents	$179,707	$179,110
Accounts receivable, net	365,629	330,915
Inventories, net	215,074	200,187
Other current assets	112,495	111,330
Current assets of discontinued operations	10,885	9,205
Total current assets	883,790	830,747

Property, plant and equipment, net:
At cost	594,726	574,346
Accumulated depreciation	(391,278)	(369,299)
Property, plant and equipment, net	203,448	205,047
Marketable securities and investments	2,287	3,459
Intangible assets, net	459,055	452,473
Goodwill	1,468,254	1,396,292
Other assets, net	44,057	38,760
Long-term assets of discontinued operations	3,351	4,989
Total assets	$3,064,242	$2,931,767

Current liabilities:
Short-term debt	$146	$40
Accounts payable	158,673	171,211
Accrued restructuring and integration costs	15,187	9,217
Accrued expenses	313,894	324,504
Current liabilities of discontinued operations	8,170	11,270
Total current liabilities	496,070	516,242

Long-term debt	558,197	509,040
Long-term liabilities	381,018	338,541
Long-term liabilities of discontinued operations	-	1
Total liabilities	1,435,285	1,363,824

Commitments and contingencies

Total stockholders' equity	1,628,957	1,567,943
Total liabilities and stockholders' equity	$3,064,242	$2,931,767

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	PKI
	Three Months Ended
	December 09		December 08
Adjusted gross margin:
GAAP gross margin	$215.3	43.2%	$218.3	43.7%
Amortization of intangible assets	10.0	2.0%	9.2	1.8%
Purchase accounting adjustments	1.0	0.2%	0.2	0.0%
Adjusted gross margin	$226.4	45.4%	$227.7	45.5%

Adjusted SG&A:
GAAP SG&A	$129.7	26.0%	$121.0	24.2%
Amortization of intangible assets	(4.9)	-1.0%	(3.9)	-0.8%
Purchase accounting adjustments	(0.2)	0.0%	-	0.0%
Adjusted SG&A	$124.7	25.0%	$117.0	23.4%

Adjusted R&D:
GAAP R&D	$27.6	5.5%	$25.3	5.1%
Amortization of intangible assets	(0.6)	-0.1%	(0.5)	-0.1%
Adjusted R&D	$27.1	5.4%	$24.8	5.0%

Adjusted operating profit:
GAAP operating profit	$58.0	11.6%	$72.1	14.4%
Amortization of intangible assets	15.5	3.1%	13.6	2.7%
Purchase accounting adjustments	1.2	0.2%	0.2	0.0%
Adjusted operating profit	$74.6	15.0%	$85.8	17.2%

	PKI
	Three Months Ended
	December 09		December 08
Adjusted EPS:
GAAP EPS	$0.34		$0.26
Discontinued operations	0.01		(0.03)
GAAP EPS from continuing operations	0.33		0.29
Amortization of intangible assets, net of income taxes	0.09		0.08
Purchase accounting adjustments, net of income taxes	0.01		0.00
Discontinuance of interest rate contract related to acquisition financing, net of income taxes	-		0.09
Adjusted EPS	$0.43		$0.46

	Human Health
	Three Months Ended
	December 09		December 08
Adjusted operating profit:
GAAP operating profit	$24.3	12.5%	$26.3	13.5%
Amortization of intangible assets	11.3	5.8%	10.0	5.1%
Purchase accounting adjustments	1.1	0.6%	0.2	0.1%
Adjusted operating profit	$36.7	18.9%	$36.4	18.8%

	Environmental Health
	Three Months Ended
	December 09		December 08
Adjusted operating profit:
GAAP operating profit	$40.3	13.2%	$49.7	16.2%
Amortization of intangible assets	4.1	1.4%	3.6	1.2%
Purchase accounting adjustments	0.1	0.0%	-	0.0%
Adjusted operating profit	$44.5	14.6%	$53.3	17.4%

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	PKI
	Year Ended
	December 09	December 08
Adjusted operating cash flow:
GAAP operating cash flow from continuing operations	$158.3	$214.5
Effect of changes in A/R securitization facility	40.0	-
Adjusted operating cash flow	$198.3	$214.5

	PKI
	Year Ended
	December 09	December 08
Adjusted EPS:
GAAP EPS	$0.73	$1.07
Discontinued operations	(0.06)	(0.01)
GAAP EPS from continuing operations	0.80	1.08
Amortization of intangible assets, net of income taxes	0.32	0.30
Purchase accounting adjustments, net of income taxes	0.03	0.02
Tax expense related to audit settlements	-	(0.12)
Discontinuance of interest rate contract related to acquisition financing, net of income taxes	-	0.09
Restructuring and lease charges, net of income taxes	0.12	0.04
Adjusted EPS	$1.27	$1.41

	PKI
	FY 10

Adjusted EPS:	Projected
GAAP EPS	$0.98 - 1.05
Discontinued operations
GAAP EPS from continuing operations	$0.98 - 1.05
Amortization of intangible assets, net of income taxes	0.36
Purchase accounting adjustments, net of income taxes	0.01
Adjusted EPS	$1.35 - 1.42

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

PKI
Q409
Organic revenue growth:
Reported revenue growth	0%
Less: effect of foreign exchange rates	4%
Less: effect of acquisitions	1%
Organic revenue growth	-5%

Human Health
Q409
Organic revenue growth:
Reported revenue growth	0%
Less: effect of foreign exchange rates	4%
Less: effect of acquisitions	1%
Organic revenue growth	-5%

Environmental Health
Q409
Organic revenue growth:
Reported revenue growth	-1%
Less: effect of foreign exchange rates	4%
Less: effect of acquisitions	1%
Organic revenue growth	-6%

Organic Revenue and Organic Revenue Growth

We use the term “organic revenue” to refer to GAAP revenue, excluding the effect of foreign currency translation and acquisitions. We use the related term “organic revenue growth” to refer to the measure of comparing current period organic revenue with the corresponding period of the prior year. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the performance of our investments in technology, to evaluate the long-term performance trends and to assess our ability to invest in the business. Organic revenue growth also provides for easier comparisons of our performance with prior and future periods and relative comparisons to our peers. We exclude the effect of foreign currency translation from these measures because foreign currency translation is subject to volatility and can obscure underlying trends. We exclude the effect of acquisitions because acquisition activity can vary dramatically between reporting periods and between us and our peers, which we believe makes comparisons of long-term performance trends difficult for management and investors, and could result in overstating or understating to our investors the performance of our operations.

Adjusted Gross Margin and Adjusted Gross Margin Percentage

We use the term “adjusted gross margin” to refer to GAAP gross margin, excluding amortization of intangible assets, and inventory fair value adjustments related to business acquisitions, and including estimated revenue from contracts acquired in the acquisition of ViaCell, Inc., or ViaCell, that will not be fully recognized due to business combination accounting rules. We use the related term “adjusted gross margin percentage” to refer to adjusted gross margin as a percentage of GAAP revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the performance of our investments in technology, to evaluate the long-term profitability trends and to assess our ability to invest in the business. We exclude amortization of intangible assets from these measures because intangibles amortization charges do not represent what our management and what we believe our investors consider to be costs of producing our products and could distort the additional value generated over the cost of producing those products. In addition, inventory fair value adjustments related to business acquisitions charges also do not represent what our management and what we believe our investors consider to be costs used in producing our products. We include estimated revenue from contracts acquired in the ViaCell acquisition that will not be fully recognized because our GAAP revenue for the periods subsequent to our acquisition do not reflect the full amount of storage revenue on these contracts that would have otherwise been recorded by ViaCell. The non-GAAP adjustment is intended to reflect the full amount of such revenue. Our management and we believe our investors will use this adjustment as a measure of the ongoing performance of the ViaCell business because customers have historically renewed these contracts, although there can be no assurance that customers will do so in the future.

Adjusted Selling, General and Administrative (SG&A) Expense and Adjusted SG&A Percentage

We use the term “adjusted SG&A expense” to refer to GAAP SG&A expense, excluding amortization of intangible assets, changes to the fair values assigned to contingent consideration, and other costs related to business acquisitions. We use the related term “adjusted SG&A percentage” to refer to adjusted SG&A expense as a percentage of GAAP revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the cost of the internal operating structure, our ability to leverage that structure and the level of investment required to grow our business. We exclude amortization of intangible assets, changes to the fair values assigned to contingent consideration, and other costs related to business acquisitions from these measures because intangibles amortization charges, changes to the fair values assigned to contingent consideration, and other costs related to business acquisitions do not represent what our management and what we believe our investors consider to be costs that support our internal operating structure and could distort the efficiencies of that structure.

Adjusted Research and Development (R&D) Expense and Adjusted R&D Percentage

We use the term “adjusted R&D expense” to refer to GAAP R&D expense, excluding amortization of intangible assets. We use the related term “adjusted R&D percentage” to refer to adjusted R&D expense as a percentage of GAAP revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better understand and evaluate our internal technology investments. We exclude amortization of intangible assets from these measures because intangibles amortization charges do not represent what our management and what we believe our investors consider to be internal investments in R&D activities and could distort our R&D investment level.

Adjusted Operating Profit and Adjusted Operating Profit Margin

We use the term “adjusted operating profit” to refer to GAAP operating profit, excluding amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, and restructuring and lease charges, and including estimated revenue from contracts acquired in the ViaCell acquisition that will not be fully recognized due to business combination accounting rules. Adjusted operating profit is calculated by subtracting adjusted R&D expense, adjusted SG&A expense, and restructuring and lease charges from adjusted gross margin. We use the related term “adjusted operating profit margin” to refer to adjusted operating profit as a percentage of GAAP revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to analyze the costs of the different components of producing and selling our products, to better measure the performance of our internal investments in technology and to evaluate the long-term profitability trends of our core operations. Adjusted operating profit also provides for easier comparisons of our performance and profitability with prior and future periods and relative comparisons to our peers. We believe our investors do not consider the items that we exclude from adjusted operating profit to be costs of producing our products, investments in technology and production, and costs to support our internal operating structure, and so we present this non-GAAP measure to avoid overstating or understating to our investors the performance of our operations. We exclude restructuring and lease charges because they tend to occur due to an acquisition, divestiture, repositioning of the business or other unusual event that could distort the performance measures of our internal investments and costs to support our internal operating structure. We include estimated revenue from contracts acquired in the ViaCell acquisition that will not be fully recognized because our GAAP revenue for the periods subsequent to our acquisition do not reflect the full amount of storage revenue on these contracts that would have otherwise been recorded by ViaCell. The non-GAAP adjustment is intended to reflect the full amount of such revenue. Our management and we believe our investors will use this adjustment as a measure of the ongoing performance of the ViaCell business because customers have historically renewed these contracts, although there can be no assurance that customers will do so in the future.

Adjusted Earnings Per Share

We use the term “adjusted earnings per share,” or “adjusted EPS,” to refer to GAAP earnings per share, excluding discontinued operations, amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, restructuring and lease charges, the discontinuance of interest rate contract related to acquisition financing, and income from significant tax audit settlements, and including estimated revenue from contracts acquired in the ViaCell acquisition that will not be fully recognized due to business combination accounting rules. Adjusted earnings per share is calculated by subtracting the items above included in adjusted gross margin, adjusted R&D expense, adjusted SG&A expense, restructuring and lease charges, the discontinuance of interest rate contract related to acquisition financing, income from significant tax audit settlements and provision for taxes, related to these items, from GAAP earnings per share. We believe that this non-GAAP measure, when taken together with our GAAP financial measures, allows us and our investors to analyze the costs of producing and selling our products and the performance of our internal investments in technology and our internal operating structure, to evaluate the long-term profitability trends of our core operations and to calculate the underlying value of the core business on a dilutive share basis, which is a key measure of the value of the Company used by our management and we believe used by investors as well. Adjusted earnings per share also facilitates the overall analysis of the value of the Company and the core measure of the success of our operating business model as compared to prior and future periods and relative comparisons to our peers. We exclude discontinued operations, amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, restructuring and lease charges, the discontinuance of interest rate contract related to acquisition financing, and income from significant tax audit settlements, as these items do not represent what our management and what we believe our investors consider to be costs of producing our products, investments in technology and production, and costs to support our internal operating structure, which could result in overstating or understating to our investors the performance of our operations. We include estimated revenue from contracts acquired in the ViaCell acquisition that will not be fully recognized because our GAAP revenue for the periods subsequent to our acquisition do not reflect the full amount of storage revenue on these contracts that would have otherwise been recorded by ViaCell. The non-GAAP adjustment is intended to reflect the full amount of such revenue. Our management and we believe our investors will use this adjustment as a measure of the ongoing performance of the ViaCell business because customers have historically renewed these contracts, although there can be no assurance that customers will do so in the future.

The fourth quarter tax effect on adjusted EPS for discontinued operations was an expense of $0.01 in 2009 and $0.01 in 2008, amortization of intangible assets was an expense of $0.05 in 2009 and $0.04 in 2008, and the discontinuance of interest rate contract related to acquisition financing was an expense of $0.06 in 2008. The fourth quarter tax effect on adjusted EPS for each of the remaining items (inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, restructuring and lease charges, and the estimated revenue from contracts acquired in the ViaCell acquisition that will not be fully recognized due to business combination accounting rules) was $0.00 for both 2009 and 2008. The full year tax effect on adjusted EPS for discontinued operations was an expense of $0.01 in 2009 and $0.09 in 2008, amortization of intangible assets was an expense of $0.17 in 2009 and $0.16 in 2008, restructuring and lease charges was an expense of $0.05 in 2009 and $0.02 in 2008, the estimated revenue from contracts acquired in the ViaCell acquisition that will not be fully recognized due to business combination accounting rules was an expense of $0.00 in 2009 and $0.01 in 2008, the discontinuance of interest rate contract related to acquisition financing was and expense of $0.06 in 2008, and income from significant tax audit settlements was an expense of $0.12 in 2008. The full year tax effect on adjusted EPS for each of the remaining items (inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, and other costs related to business acquisitions) was $0.00 for both 2009 and 2008. The tax effect for discontinued operations is calculated based on the authoritative guidance in the Financial Accounting Standards Board’s Accounting Standards Codification 740, Income Taxes. The tax effect for amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, restructuring and lease charges, the discontinuance of interest rate contract related to acquisition financing, income from significant tax audit settlements, and the estimated revenue from contracts acquired in the ViaCell acquisition is calculated based on operational results and applicable jurisdictional law, which contemplates tax rates currently in effect to determine our tax provision.

Adjusted Operating Cash Flow

We use the term “adjusted operating cash flow” to refer to GAAP operating cash flow from continuing operations, excluding the effect of changes in our accounts receivable securitization facility. We believe that this non-GAAP measure, when taken together with our GAAP financial measure, allows us and our investors to better evaluate the long-term performance trends and to assess our ability to invest in the business. Adjusted operating cash flow also provides for easier comparisons of our performance with prior and future periods and relative comparisons to our peers. We exclude the effect of changes in our accounts receivable securitization facility from this measure because changes in our accounts receivable securitization facility can vary dramatically by quarter and between us and our peers and can obscure underlying trends, which we believe makes comparisons of long-term performance trends difficult for management and investors, and could result in overstating or understating to our investors the performance of our operations.

****

The non-GAAP financial measures described above are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non-GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. Management compensates and believes that investors should compensate for these limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies.

Each of the non-GAAP financial measures listed above are also used by our management to evaluate our operating performance, communicate our financial results to our Board of Directors, benchmark our results against our historical performance and the performance of our peers, evaluate investment opportunities including acquisitions and discontinued operations, and determine the bonus payments for senior management and employees.

CONTACT:
PerkinElmer, Inc.
Investor Relations:
David C. Francisco, 781-663-5677
dave.francisco@perkinelmer.com
or
Media Contact:
PerkinElmer, Inc.
Stephanie R. Wasco, 781-663-5701
stephanie.wasco@perkinelmer.com
or
Additional Media Contact:
Edelman
Alexis Guthrie, 212-642-7702
alexis.guthrie@edelman.com